Exhibit 99.1

Babcock & Wilcox Announces Third Quarter 2012 Results, Initiates Dividend and Announces Share Repurchase Program

  Earnings per share of $0.34, non-GAAP earnings per share of $0.37
  Revenues of $807.6 million increased 14.1%
  Initiation of an $0.08 quarterly dividend
  Authorization of a $250 million share repurchase program
  Announces adoption of mark-to-market pension accounting

CHARLOTTE, N.C.--(BUSINESS WIRE)--November 7, 2012--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported third quarter 2012 revenues of $807.6 million, an increase of $100.0 million, or 14.1% from the third quarter of 2011. Earnings per share for the third quarter of 2012 were $0.34. Earnings per share for the third quarter 2012 include the recognition of $25.3 million of previously unrecognized tax benefits and $28.6 million of non-cash impairment charges, net of tax. Before the impact of these items, earnings per share for the third quarter of 2012 were $0.37, a decrease of 5.1% from the $0.39 reported in the third quarter of 2011.

B&W’s Board of Directors declared an $0.08 per share quarterly dividend, payable on December 17, 2012 to shareholders of record as of November 19, 2012. On an annualized basis, the initial cash dividend is expected to be $0.32 per share. The Board also authorized the repurchase of up to $250 million of the Company’s outstanding common stock during a two-year period.

Recent Highlights

  Awarded $170 Million Boiler and Environmental Contract for Denmark Waste-to-Energy Plant
  B&W Joint Venture Awarded $290 Million Engineering, Procurement and Construction Environmental Contract for Iowa Power Plant
  B&W China Joint Venture Awarded Contract in Excess of $300 Million for Boiler and Environmental Project in Vietnam
  Awarded $60 Million Coal-Fired Boiler Contract in Colombia, South America
  Awarded $28 Million Biomass Boiler Contract in Canada
  Ribbon Cutting Event Held at B&W mPowerTM Fuel Technology Center

Results of Operations

Consolidated revenues for the third quarter of 2012 were $807.6 million, an increase of $100.0 million, or 14.1%, from the third quarter of 2011. The Power Generation segment revenues increased $41.1 million, or 10.7%, primarily due to an increase in environmental equipment sales. Nuclear Operations segment revenues increased $30.1 million, or 11.8%, primarily due to increased manufacturing activity. Nuclear Energy segment revenues increased $13.5 million, or 22.0%, primarily due to increased project scope completion of nuclear equipment contracts. Technical Services revenues declined $2.6 million, or 9.1%.

Operating income for the third quarter of 2012 was $67.3 million, an increase of $9.7 million, or 16.8%, compared to $57.6 million in the third quarter of 2011. The increase in operating income was primarily due to improved revenues and productivity in our Nuclear Operations and Nuclear Energy segments and reduced research and development costs related to the Company’s modular reactor program, partially offset by lower operating income in our Power Generation and Technical Services segments. Power Generation segment operating income was $30.4 million in the third quarter of 2012, a decrease of $8.5 million from the prior year period, primarily due to charges associated with project performance and decreases in equity income from its China joint venture. Technical Services segment operating income for the third quarter of 2012 was $11.3 million, a $9.4 million decrease from the third quarter of 2011, primarily due to higher bid and proposal activity and reduced equity income related to expected lower fee income at Y-12.

“In the third quarter, the Company achieved its eighth consecutive quarter of year-over-year consolidated revenue growth,” said E. James Ferland, President and Chief Executive Officer of B&W. “The Nuclear Operations Group reported record quarterly revenue as it continues to execute its mission of powering our nuclear Navy. Also during the quarter, progress was made on several initiatives that will focus our strategic vision, improve our profitability, and drive shareholder value for the long-term. We made three significant decisions regarding our pension plans: announced a plan freeze after 2015 for salaried participants; elected the liability valuation option permitted by the MAP-21 legislation which will result in significantly reduced pension contributions over the next couple of years; and made a decision to adopt mark-to-market accounting effective December 31, 2012. Finally, we are pleased to initiate a quarterly dividend and a $250 million share repurchase program that reflect both our confidence in B&W’s long-term financial strength and our commitment to deploying capital to maximize shareholder value.”

Impairment Charges

The Company has determined that its investment in USEC, Inc. preferred stock has been impaired. Consequently, a non-cash impairment charge of $27.0 million was recorded in the third quarter of 2012 to reduce the book value of this investment to its estimated fair value of $19.1 million. The gross unrealized loss is reflected in Other – net on the condensed consolidated statements of income. The revaluation of this investment in no way reduces B&W’s commitment to the American Centrifuge Program or our efforts to recover the full value of our investment. Also in the third quarter of 2012, the Company recorded a non-cash impairment charge of $2.6 million related to the cancelation of an operations and maintenance contract in the Power Generation segment.

Tax Benefit

During the third quarter of 2012, the Company recognized $25.3 million of previously unrecognized tax benefits primarily related to transfer pricing issues and the deductibility of a loss on bond redemption premiums recorded prior to the July 2010 spin-off. These benefits became recognizable during the third quarter of 2012 upon the expiration of the statute of limitations in certain jurisdictions. As a result, the effective tax rate for the third quarter of 2012 was approximately 2.7% as compared to 33.2% for the third quarter of 2011.

Pension Mark-to-Market Accounting

The Company has determined that, effective December 31, 2012, it will change the accounting for its pension and postretirement plans to employ mark-to-market accounting. The effect of this change will be to reduce our annual estimated 2013 net periodic pension expense by approximately $70 million to $80 million, subject to fourth quarter gains or losses resulting from differences in actual plan performance, changes in discount rates, and other actuarial assumptions compared to the beginning of year plan assumptions. This change in accounting will have no impact on expected pension plan funding or the Company’s cash flow.

Liquidity

The Company’s cash and investments position, net of debt, was $402.2 million at the end of the third quarter of 2012, a decrease of $15.7 million compared to $417.9 million at the end of the second quarter of 2012. The use of cash was primarily due to changes in net contracts in progress and advance billings, timing of raw material purchases, and higher cash tax payments. In addition to net cash, the Company maintains a $700.0 million revolving credit agreement with $501.7 million of availability as of the end of the third quarter. The Company believes it maintains adequate liquidity to fund operations, which could include increased working capital requirements to fund internal growth, R&D programs, capital distribution programs, and product and geographic expansion opportunities.

Reconciliation of Non-GAAP Operating Income and Earnings Per Share

(in $ millions, except per share amounts)

	Q3 2012 GAAP	Impairment Charges	Tax Benefit Recognized	Q3 2012 Non-GAAP
Operating Income	$67.3	$2.6	$-	$69.9
Total Other Income (Expense)	(27.9)	27.0	-	(0.9)
Provision for Income Taxes	(1.1)	(1.0)	(25.3)	(27.4)
Net Income	38.3	28.6	(25.3)	41.6
Net Income Attributable to Noncontrolling Interest	2.2	-	-	2.2
Net Income Attributable to The Babcock & Wilcox Company	$40.5	$28.6	$(25.3)	$43.8

Diluted Earnings per Common Share	$0.34	$0.24	$(0.21)	$0.37
Effective Tax Rate	2.7%			39.7%

	Q3 2011 GAAP*	Impairment Charges	Tax Benefit Recognized	Q3 2011 Non-GAAP*
Operating Income	$57.6	$-	$-	$57.6
Total Other Income (Expense)	2.2	-	-	2.2
Provision for Income Taxes	(19.8)	-	-	(19.8)
Net Income	39.9	-	-	39.9
Net Income Attributable to Noncontrolling Interest	5.8	-	-	5.8
Net Income Attributable to The Babcock & Wilcox Company	$45.7	$-	$-	$45.7

Diluted Earnings per Common Share	$0.39	$-	$-	$0.39
Effective Tax Rate	33.2%			33.2%

* amounts may not foot due to rounding

B&W is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss Third Quarter 2012 Results

Date:	Thursday, November 8, 2012, at 8:30 a.m. ET
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to annual divided, the results expected from current initiatives, changes to pension plans and our expectations regarding future pension funding and expense. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes to our liquidity position, changes in management plans and commitments, our inability to execute on contracts in backlog and the failure to obtain a letter from our independent registered public accounting firm regarding the preferability of the change to mark-to-market accounting for our pension and postretirement plans. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 and subsequent quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,700 people, in addition to approximately 10,400 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2012	2011
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$200,299	$415,209
Restricted cash and cash equivalents	61,942	61,190
Investments	139,156	68,805
Accounts receivable – trade, net	371,186	305,832
Accounts receivable – other	64,780	77,505
Contracts in progress	387,113	315,286
Inventories	131,799	107,298
Deferred income taxes	104,269	102,022
Other current assets	28,281	33,929

Total Current Assets	1,488,825	1,487,076

Property, Plant and Equipment	1,070,944	1,017,422
Less accumulated depreciation	639,422	595,131

Net Property, Plant and Equipment	431,522	422,291

Investments	4,058	3,775

Goodwill	280,165	276,180

Deferred Income Taxes	226,015	241,739

Investments in Unconsolidated Affiliates	198,503	163,568

Other Assets	174,684	194,482

TOTAL	$2,803,772	$2,789,111

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	December 31,
	2012	2011
	(Unaudited)
	(In thousands)

Current Liabilities:
Notes payable and current maturities of long-term debt	$2,748	$4,653
Accounts payable	269,480	237,494
Accrued employee benefits	176,415	303,803
Accrued liabilities – other	61,415	71,079
Advance billings on contracts	404,613	438,753
Accrued warranty expense	91,556	97,209
Income taxes payable	9,829	1,816

Total Current Liabilities	1,016,056	1,154,807

Long-Term Debt	475	633

Accumulated Postretirement Benefit Obligation	75,709	80,663

Environmental Liabilities	45,489	44,069

Pension Liability	541,725	586,045

Other Liabilities	66,340	87,921

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 119,408,084 and 118,458,911 shares at September 30, 2012 and December 31, 2011, respectively	1,194	1,185
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	1,134,324	1,106,971
Retained earnings	417,614	266,325
Treasury stock at cost, 462,577 and 351,876 shares at September 30, 2012 and December 31, 2011, respectively	(13,013)	(10,059)
Accumulated other comprehensive loss	(496,443)	(538,628)
Stockholders’ Equity – The Babcock & Wilcox Company	1,043,676	825,794
Noncontrolling interest	14,302	9,179
Total Stockholders’ Equity	1,057,978	834,973

TOTAL	$2,803,772	$2,789,111

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$807,586	$707,622	$2,426,063	$2,151,251

Costs and Expenses:
Cost of operations	619,104	535,662	1,840,243	1,688,209
Research and development costs	27,893	34,642	91,079	74,518
Losses on asset disposals and impairments – net	2,620	547	1,738	626
Selling, general and administrative expenses	105,208	102,002	319,216	301,713
Total Costs and Expenses	754,825	672,853	2,252,276	2,065,066

Equity in Income of Investees	14,546	22,782	48,590	56,524

Operating Income	67,307	57,551	222,377	142,709

Other Income (Expense):
Interest income	417	247	1,154	1,011
Interest expense	(996)	(770)	(2,771)	(2,522)
Other – net	(27,343)	2,708	(24,117)	4,139
Total Other Income (Expense)	(27,922)	2,185	(25,734)	2,628

Income before Provision for Income Taxes	39,385	59,736	196,643	145,337

Provision for Income Taxes	1,051	19,831	53,317	45,424

Net Income	38,334	39,905	143,326	99,913

Net Income Attributable to Noncontrolling Interest	2,187	5,758	7,963	5,469

Net Income Attributable to The Babcock & Wilcox Company	$40,521	$45,663	$151,289	$105,382

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.34	$0.39	$1.28	$0.90
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.34	$0.39	$1.27	$0.89

Shares used in the computation of earnings per share:
Basic	118,843,829	117,773,223	118,582,544	117,414,702
Diluted	119,452,881	118,590,285	119,189,977	118,300,489

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2012	2011
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$143,326	$99,913
Non-cash items included in net income:
Depreciation and amortization	52,818	55,493
Income of investees, net of dividends	(26,455)	(31,028)
Loss on asset disposals and impairments – net	1,738	626
Impairment of USEC investment	27,000	-
Recognition of uncertain tax positions	(25,305)	-
In-kind research and development costs	13,477	10,595
Amortization of pension and postretirement costs	61,160	59,376
Stock-based compensation expense	13,555	12,971
Excess tax benefits from stock-based compensation	(1,441)	(4,169)
Other, net	(12,701)	(9,100)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(61,828)	(64,037)
Net contracts in progress and advance billings on contracts	(104,832)	(27,155)
Accounts payable	37,631	33,614
Inventories	(24,727)	(7,908)
Current and deferred income taxes	22,805	50,631
Accrued warranty and other current liabilities	(19,024)	(24,765)
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(178,953)	(169,381)
Prepaid expenses	5,683	(19,424)
Other, net	(3,164)	(11,920)
NET CASH USED IN OPERATING ACTIVITIES	(79,237)	(45,668)
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and cash equivalents	(752)	(32,452)
Purchases of property, plant and equipment	(58,780)	(43,997)
Purchases of available-for-sale securities	(234,577)	(101,369)
Sales and maturities of available-for-sale securities	163,203	120,065
Proceeds from sale of unconsolidated affiliate	2,091	-
Investments, net of return, in equity and cost method investees	(6,437)	(31,761)
Proceeds from asset disposals	149	562
NET CASH USED IN INVESTING ACTIVITIES	(135,103)	(88,952)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(4,592)	(1,693)
Increase in short-term borrowing	2,532	1,254
Payment of debt issuance costs	(4,850)	(82)
Excess tax benefits from stock-based compensation	1,441	4,169
Exercise of stock options	2,474	4,332
Other	(395)	(305)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,390)	7,675
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	2,820	(2,614)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(214,910)	(129,559)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	415,209	391,142
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$200,299	$261,583

The Babcock & Wilcox Company
Business Segment Information
For the Periods Ended September 30, 2012 and 2011
(In thousands of U.S. dollars)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	9/30/12	9/30/11	9/30/12	9/30/11
REVENUES:
Power Generation	$426,363	$385,262	$1,337,673	$1,130,089
Nuclear Operations	284,450	254,402	800,026	777,482
Technical Services	26,023	28,570	79,265	87,598
Nuclear Energy	75,016	61,531	228,994	220,670
Adjustments and Eliminations	(4,266)	(22,143)	(19,895)	(64,588)

TOTAL	$807,586	$707,622	$2,426,063	$2,151,251

SEGMENT INCOME:
Power Generation	$30,390	$38,926	$104,827	$93,657
Nuclear Operations	51,946	38,113	148,489	127,852
Technical Services	11,332	20,747	44,361	47,355
Nuclear Energy	(18,643)	(37,521)	(48,405)	(108,341)
SUBTOTAL	75,025	60,265	249,272	160,523
Corporate	(7,718)	(2,714)	(26,895)	(17,814)
TOTAL	$67,307	$57,551	$222,377	$142,709

EQUITY IN INCOME (LOSS) OF INVESTEES:
Power Generation	$4,214	$7,872	$11,090	$19,912
Nuclear Operations	0	0	0	0
Technical Services	10,332	14,910	37,500	36,612
Nuclear Energy	0	0	0	0

TOTAL	$14,546	$22,782	$48,590	$56,524

PENSION EXPENSE:
Power Generation	$13,116	$13,742	$46,223	$45,809
Nuclear Operations	7,683	8,252	28,426	26,144
Technical Services	503	584	1,899	1,851
Nuclear Energy	1,074	1,065	3,312	3,344
Corporate	1,621	1,727	5,513	5,151

TOTAL	$23,997	$25,370	$85,373	$82,299

DEPRECIATION AND AMORTIZATION:
Power Generation	$4,821	$4,253	$14,312	$13,372
Nuclear Operations	7,776	8,932	24,679	29,066
Technical Services	61	65	189	197
Nuclear Energy	1,554	1,449	4,562	3,953
Corporate	3,076	3,019	9,076	8,905

TOTAL	$17,288	$17,718	$52,818	$55,493

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$5,611	$5,638	$16,260	$14,418
Nuclear Operations	0	22	119	56
Technical Services	14	0	339	646
Nuclear Energy	22,268	28,982	74,361	59,398

TOTAL	$27,893	$34,642	$91,079	$74,518

CAPITAL EXPENDITURES:
Power Generation	$5,874	$2,581	$16,121	$10,615
Nuclear Operations	7,146	6,017	30,502	21,767
Technical Services	0	0	0	0
Nuclear Energy	1,734	2,546	4,334	6,329
Corporate	2,478	658	7,823	5,286

TOTAL	$17,232	$11,802	$58,780	$43,997

BACKLOG:
Power Generation	$2,487,823	$1,722,358	$2,487,823	$1,722,358
Nuclear Operations	2,630,208	2,482,394	2,630,208	2,482,394
Technical Services	4,119	15,585	4,119	15,585
Nuclear Energy	321,771	428,042	321,771	428,042

TOTAL	$5,443,921	$4,648,379	$5,443,921	$4,648,379

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Jenny L. Apker, 704-625-4944
Vice President, Treasurer and Investor Relations
investors@babcock.com
or
Media Contact:
Jud Simmons, 434-522-6462
Public Relations Manager
hjsimmons@babcock.com